THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                                 ---------------

                                CONVERTIBLE NOTE
                              Due October 24, 1999

October 24, 1996                                                        $125,000

SP-2

     CSL Lighting Manufacturing, Inc., a Delaware corporation (hereinafter called the "Issuer"), for value received, hereby promises to pay to the Holder (as defined below) on October 24, 1999 the principal amount of $125,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Issuer, plus, all interest that shall have accrued at a rate of 7% per annum (the "Note Interest Rate"), subject to Section 6.3 hereof, starting on the first anniversary of this Note (computed on the basis of a 360-day year) at said office, in like coin or currency, on the outstanding portion of said principal amount.

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Note shall have the respective meanings hereinafter specified.

     (a) "Additional Capital Shares" shall have the meaning set forth in Section 3.1(c).

     (b) "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated to close.

     (c) "Capital Shares" shall mean the Common Shares and any other shares of any other class of common stock, whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Issuer.

     (d) "Closing Date" shall mean October 24, 1996.

     (e) "Common Shares" shall mean shares of the common stock, par value $.01, of the Issuer.

     (f) "Conversion Date" shall mean any day on which all or some part of the principal amount of this Note is converted into Note Shares in accordance with the terms of this Note, provided that a Conversion Date must be a Business Day.

     (g) "Conversion Notice" shall have the meaning set forth in Section 3.2.

     (h) "Conversion Price" shall have the meaning set forth in Section 3.1.

     (i) "Conversion Ratio" shall have the meaning set forth in Section 3.1.

     (j) "Current Market Price" per Common Share on any date herein specified shall be deemed to be the last trade price on such day on the National Association of Securities Dealers Automated Quotations Small Capitalization system ("NASDAQ").

     (k) "Default Interest Rate" shall be equal to the Note Interest Rate plus 6% per annum.

     (l) "Event of Default" shall have the meaning set forth in Section 6.1.

     (m) "Holder" shall mean DEER PARK CAPITAL MGT or any Person to which this
Note is subsequently transferred in accordance with the terms provided herein.

     (n) "Issuer" shall mean CSL Lighting Manufacturing, Inc., a Delaware corporation, and any successor corporation by merger, consolidation, sale or exchange of all or substantially all of the Issuer's assets, or otherwise.

     (o) "Market Disruption Event" shall mean any event that results in a material suspension or limitation of trading of Common Shares on the NASDAQ (or, if the Common Shares are not listed for trading on the NASDAQ, the principal trading market for the Common Shares as determined by the Holder in its reasonable discretion).

     (p) "Maximum Rate" shall have the meaning set forth in Section 6.3.

     (q) "Note" shall mean this Convertible Note or such other Convertible Note or Notes exchanged therefor as provided in Section 2.1.

     (r) "Notes" shall mean the Convertible Note issued pursuant to the Purchase Agreement and such other Convertible Note or Notes exchanged therefor as provided in Section 2.1.

     (s) "Note Shares," when used with reference to the securities issuable upon conversion of this Note, shall mean all Common Shares now or hereafter Outstanding and securities of any other class into which the Note Shares shall hereafter have been changed, whether now or hereafter created.

     (t) "Outstanding" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Issuer or any Subsidiary.

     (u) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (v) "Purchase Agreement" means the Securities Purchase Agreement, dated October 14, 1996, between the Issuer and DEER PARK CAPITAL MGT.

     (w) "Redemption Price" shall have the meaning set forth in Section 2.4.

     (x) "Registration Rights Agreement" shall have the meaning set forth in
Section 6(b) of the Purchase Agreement. This is the Note referred to as the Second Note in the Registration Rights Agreement.

     (y) "SEC" shall mean the United States Securities and Exchange Commission.

     (z) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

     (aa) "Senior Debt" shall have the meaning set forth in Section 4.2.

     (bb) "Senior Lender" shall have the meaning set forth in Section 4.2.

     (cc) "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Issuer.

     (dd) "Subordinated Debt" shall have the meaning set forth in Section 4.2.

     (ee) "Trading Day" shall mean any day on which trades of securities listed thereon are reported by the NASDAQ (or, if the Common Shares are not listed for trading on the NASDAQ, the principal trading market for the Common Shares) and on which no Market Disruption Event has occurred.

     (ff) "Valuation Event" shall have the meaning set forth in Section 3.1.

     (gg) "Valuation Period" shall have the meaning set forth in Section 3.1.

All references to "cash" or "$" herein shall mean currency of the United States of America.

                                    ARTICLE 2

                       EXCHANGES AND TRANSFER; REDEMPTION

     SECTION 2.1 Exchange and Registration of Transfer of Notes. The Holder may, at its option, surrender this Note at the office of the Issuer and receive in exchange therefor a Note or Notes, each in the denomination of $1,000.00 or an integral multiple of $1,000.00 in excess thereof, dated as of the date of this Note, and, subject to Section 4.1, payable to such Person, or order, as may be designated by such Holder. The aggregate principal amount of such Note or Notes exchanged in accordance with this Section 2.1 shall equal the aggregate unpaid principal amount of this Note as of the date of such surrender; provided, however, that upon such exchange there shall be filed with the Issuer the name and address for all purposes hereof of the Holder or Holders of the Note or Notes delivered in such exchange. This Note, when presented for registration of transfer or for exchange, conversion or payment, shall (if so required by the Issuer) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the Holder or its attorney duly authorized in writing.

     SECTION 2.2 Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

     SECTION 2.3 Who Deemed Absolute Owner. The Issuer may deem the person in whose name this Note shall be registered upon the registry books of the Issuer to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of this Note, for the conversion of this Note and for all other purposes, and the Issuer shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

     SECTION 2.4 Optional Redemption by the Issuer. The Issuer at its election, upon notice given as provided in Section 2.5, may redeem this Note in whole or in part at any time after it has fulfilled its obligation to register the Note Shares pursuant to the terms of the Registration Rights Agreement and thereafter from time to time. If this Note is so redeemed before December 1, 1996, the Issuer shall pay to the Holder a redemption price of 104% of the aggregate principal amount outstanding so to be redeemed (the "Redemption Price"). The Redemption Price shall be increased by 1% on the first day of each calendar month thereafter until this Note is converted or redeemed in full or repaid in full at maturity.

     SECTION 2.5 Notice of Redemptions; Right to Convert in Lieu of Accepting Redemptions. In the case of redemption of this Note, notice thereof shall be given in writing to the Holder not fewer than 30 nor more than 60 days prior to the date fixed for such redemption, which notice shall specify the date fixed for such redemption and make reference to this Section 2.5 pursuant to which such redemption is to be made. Such notice of redemption and all other notices to be given to the Holder shall be given by registered mail at its designated address.

     Upon notice of any redemption being given as provided in this Section 2.5, the Holder shall have the right to exercise, either in whole or in part, the conversion privilege pursuant to Article 3 hereof until 5:00 P.M. on the twenty-ninth day next following the day of receipt of a notice of redemption hereunder, except if such twenty-ninth day is not a Business Day, then on the Business Day immediately there following; in such conversion event, the notice of redemption shall become void and have no further force and effect. Notwithstanding anything to the contrary in the previous sentence, to the extent that the Holder does not choose to exercise the conversion privilege pursuant to
Article 3 hereof by such time, the Issuer may then redeem the unconverted and unredeemed portion of this Note and the Redemption Price shall become due and payable to the Holder, at the office of the Issuer on the date specified in such notice.

     SECTION 2.6 Surrender of Notes; Notation Thereon. Upon any redemption of a portion of the principal amount of this Note pursuant to this Article 2, the Holder at its option may require the Issuer to make and deliver, at the expense of the Issuer (other than for transfer taxes, if any), upon surrender of this Note, a new Note payable to such person or persons, or order, as may be designated by the Holder for the principal amount of this Note then remaining unredeemed, dated as of the date to which interest has been paid on the unredeemed principal amount of this Note (or, if no interest has been paid hereon, then dated as of the date of this Note), or may present this Note to the Issuer for notation hereon of the payment of the portion of the principal amount so redeemed. The Issuer may, as a condition of payment of all or any of the principal of or interest on this Note, require the Holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

                                    ARTICLE 3

                               CONVERSION OF NOTE

     SECTION 3.1 Conversion; Conversion Price. At the option of the Holder, at any time from the sixtieth (60th) day following the date of issuance of this Note until this Note is paid in full, this Note may be converted, either in whole or in part in a minimum amount of $50,000 plus increments of $10,000 or, if the outstanding principal amount of this Note is less than $50,000, the entire amount of this Note, up to the principal amount hereof (or in case some portion of this Note shall have been called for redemption prior to such date, then at the portion that is not so called), together with accrued and unpaid interest thereon to the relevant Conversion Date, into Note Shares (calculated as to each conversion to the nearest 1/100th of a Note Share), at the conversion price (the "Conversion Price") equal to the lesser of (a) $2.875 or (b) eighty percent (80%) (the "Conversion Ratio") of the average closing bid price on the five Trading Days immediately preceding the relevant Conversion Date (the "Valuation Period"); provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the Conversion Date; provided, further, however, that if a Valuation Event occurs on the fifth day of a Valuation Period then the Conversion Price shall be the closing price on such day; provided, further, however, that the Holder may, in its sole discretion, postpone such Conversion Date to a Trading Day which is no more than five Trading Days after the occurrence of the latest Valuation Event.

For the purposes of this Section 3.1, a "Valuation Event" shall mean an event in which the Issuer at any time during a Valuation Period takes any of the following actions:

          (a) subdivides or combines its Common Shares;

          (b) pays a dividend in its Capital Shares or makes any other distribution of its Capital Shares;

          (c) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Issuer's assets (other than under the circumstances provided for in the foregoing Sections 3.1(a) through 3.1(e)), provided, in each case, that such distribution described in this Section 3.1(f) does not constitute an Event of Default hereunder; or

          (d) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 3.1(a) through 3.1(f) hereof, inclusive, which in the opinion of the Issuer's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Holder at the time of a conversion of this Note.

     SECTION 3.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, either in whole or in part, the Holder shall surrender this Note to the Issuer during usual business hours at its principal office and shall give written notice to the Issuer in the form attached hereto in Annex I (the "Conversion Notice") at said office that the Holder elects to convert this Note. The Issuer shall convert the Note and issue the Note Shares effective as of the time requested by the Holder in the Conversion Notice so long as such time is after the date on which the Conversion Notice is given. The Conversion Notice shall also state the name or names (with address) of the persons who are to become the holders of the Note Shares in connection with such conversion. Upon surrender for conversion, this Note shall be accompanied by a proper assignment hereof to the Issuer or in blank. As promptly as practicable after the receipt of such Conversion Notice and the surrender of this Note as aforesaid, but in any event no more than 5 Business Days after the Issuer's receipt of such Conversion Notice and surrender of this Note, the Issuer shall
(i) issue the Note Shares issuable upon such conversion in accordance with the provisions of this Article 3, and (ii) deliver to the Holder (X) a certificate or certificate(s) representing the number of Note Shares to which the Holder is entitled by virtue of such conversion, and (Y) cash, as provided in Section 3.3, in respect of any fraction of a Share issuable upon such conversion. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Note, with the conversion notice duly executed, to the Company, or if earlier, the date of such notice of conversion if the notice of conversion is received by fax on such date (which must be a business day) and the Debenture is received by the Company within three business days thereafter. The Conversion Notice shall constitute a contract between the Holder and the Issuer, whereby the Holder shall be deemed to subscribe for the number of Note Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.3), to surrender this Note and to release the Issuer from all liability thereon.

     SECTION 3.3 Fractional Shares. No fractional Note Shares or scrip representing fractional Note Shares shall be issued upon conversion of this Note. Instead of any fractional Note Shares which would otherwise be issuable upon conversion of this Note, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the greater of the Current Market Price per Common Share at the close of business on the Business Day which next precedes the day of conversion or the Conversion Price in effect at the time of conversion. No payment or adjustment shall be made upon any conversion on account of any distribution on the Note Shares issued upon such conversion but the Holder surrendering this Note for conversion shall be entitled to receive in cash, upon any conversion, the amount of any interest accrued and unpaid to the date of such conversion on the then outstanding principal amount thereof.

     SECTION 3.4 Reclassification, Consolidation, Merger or Mandatory Share Exchange. At any time while this Note remains outstanding and unexpired, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of this Note (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of this Note) or in case of any consolidation, merger or mandatory share exchange of the Issuer with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Issuer is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of this
Note), or in the case of any sale or transfer to another corporation of the property of the Issuer as an entirety or substantially as an entirety, the Issuer, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, execute a new Note providing that the Holder shall have the right to convert such new Note (upon terms and conditions not less favorable to the Holder than those then applicable to this Note) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of this Note had this Note been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

                                    ARTICLE 4

                        STATUS; RESTRICTIONS ON TRANSFER

     SECTION 4.1 Status of Note. Subject to Section 4.2 below, this Note is a direct, general and unconditional obligation of the Issuer ranking pari passu with all other unsecured senior indebtedness of the Issuer, and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principals of equity.

     SECTION 4.2 Subordination of Note. The payment of principal, interest, fees and other sums arising pursuant this Note (the "Subordinated Debt") is expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of the Senior Debt. As used herein, "Senior Debt" means the principal, interest, fees and other sums currently payable to the Bank of America and/or Coast Business Credit (collectively, the "Senior Lender") and any future restructuring of such indebtedness (including any restructurings where a new lender is substituted for the Senior Lender), but not including any additional borrowings from the Senior Lender (or any substitute Senior Lender) made after the date of this Agreement. So long as any part of the Senior Debt shall be due to the Senior Lender (or any substitute Senior Lender) and unpaid, no payment of any Subordinated Debt (whether in respect of principal, interest, fees, charges or otherwise) shall be made at any time by the Company or received by the Holder, without the prior written consent of the Senior Lender (or any substitute Senior Lender). Notwithstanding the foregoing, however, the Company may convert this Note pursuant to Article 3 hereof or redeem this Note pursuant to Article 2 hereof.

     SECTION 4.3 Restrictions on Transfer. This Note, and any Note Shares issued according to the terms hereof, have not been and will not be registered under the United States Securities Act. This Note and any Note Shares may not be offered or sold, directly or indirectly, except pursuant to registration under the Act or an available exemption therefrom.

                                    ARTICLE 5

                                    COVENANTS

     The Issuer covenants and agrees that so long as this Note shall be outstanding:

     SECTION 5.1 Payment of Note. The Issuer will punctually pay or cause to be paid the principal of, or interest on, this Note according to the terms hereof.

     SECTION 5.2 Notice of Default. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Issuer will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

     SECTION 5.3 Insurance. The Issuer will carry and maintain in full force and effect at all times with insurers the Issuer reasonably believes to be financially sound and reputable such insurance in such amounts as is customary in the respective industries of the Issuer and such subsidiaries.

     SECTION 5.4 Payment Obligations. The Issuer will pay and discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same;

     SECTION 5.5 Compliance with Laws. The Issuer will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.6 Inspection of Property, Books and Records. The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                                    ARTICLE 6

                                    REMEDIES

     SECTION 6.1 Events of Default. "Event of Default" wherever used herein means any one of the following events:

          (a) default in the due and punctual payment of the principal of, interest on, or any other amount owing in respect of, this Note when and as the same shall become due and payable, and continuance of such default for a period of five (5) calendar days; or

          (b) default in the performance or observance of Section 5.5 of this Note and the continuance of such default for a period of fifteen (15) calendar days; or

          (c) default in the performance or observance of any covenant or agreement of the Issuer in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section), and the continuance of such default for a period of thirty (30) calendar days after there has been given to the Issuer by a Holder a written notice specifying such default and requiring it to be remedied; or

          (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 calendar days; or

          (e) the institution by the Issuer or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

          (f) the Issuer shall fail to issue and deliver the Note Shares within 5 Business Days of its receipt of the Note and the Conversion Notice in accordance with Section 3.2; or

          (g) any principal of other indebtedness of the Issuer or any Subsidiary, other than the Senior Debt, exceeding $250,000 is not repaid on its original maturity date or becomes due and payable by reason of default before its original maturity date; or

          (h) (I) the Issuer or any Subsidiary is unable to pay its debts as they fall due, stops, suspends, or threatens in writing to stop or suspend payment of all or any material part of its debts (other than debts contested in good faith by appropriate proceedings), begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness (or any material part thereof) that it will or might otherwise be unable to pay when due or seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors of for bankruptcy or is declared bankrupt or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Issuer or any of its wholly owned subsidiaries, or (ii) the Issuer ceases or threatens in writing to cease to carry on all or any material part of the business carried on by the Issuer and its Subsidiaries taken as a whole and as a result of such cessation or threat of cessation, the Issuer will not be able to perform or comply with its payment obligations under this Note; or

          (i) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Issuer and remains undischarged for a period (during which execution shall be effectively stayed) of 30 days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds $250,000; or

          (j) it becomes unlawful for the Issuer to perform or comply with its obligations under this Note or the Registration Rights Agreement.

     SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case any Holder may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Issuer, and upon any such declaration the principal of this Note shall become immediately due and payable.

     SECTION 6.3 Default Interest Rate. (a) If any portion of the principal of or interest on the Note shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such principal of and interest on the Note which is due and owing but not paid shall, without limiting the Holder's rights under this Note or under the Purchase Agreement, bear interest at the Default Interest Rate until paid in full.

          (b) Notwithstanding anything herein or in the Purchase Agreement to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Lender in accordance with applicable laws of the State of New York (the "Maximum Rate"), the rate of interest applicable to the Note shall be limited to the Maximum Rate.

     SECTION 6.4 Remedies Not Waived. No course of dealing between the Issuer and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

                                    ARTICLE 7

                                  MISCELLANEOUS

     SECTION 7.1 Register. (a) The Issuer shall keep at its principal office a register in which the Issuer shall provide for the registration of this Note. Upon any transfer of this Note in accordance with Article 2 and 4 hereof, the Issuer shall register such transfer on the Note register.

     (b) The Issuer may deem the person in whose name this Note shall be registered upon the registry books of the Issuer to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of interest on or principal of this Note, for the conversion of this Note and for all other purposes, and the Issuer shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion or conversions so made.

     SECTION 7.2 Withholding. To the extent required by applicable law, the Issuer may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Issuer from any payments made pursuant to this Note.

     SECTION 7.3 Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS NOTE, THE ISSUER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SUBJECT TO APPLICABLE LAW, THE ISSUER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

     SECTION 7.4 Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Note.

                                     CSL LIGHTING MANUFACTURING, INC.


                                     By:_________________________________
                                     Name:
                                     Title:
Attest

By:_________________________________
Name:
Title:

[Corporate Seal]

                                     Annex 1

                               ANNEX I TO THE NOTE

                           [FORM OF CONVERSION NOTICE]


TO ________________:

     The undersigned owner of the Convertible Note, dated October 24, 1996, issued by CSL Lighting Manufacturing, Inc. (the "Note") hereby irrevocably exercises the option to convert $___ of the principal amount of the Note [and accrued and unpaid interest thereon] into Common Shares, par value $.01, of CSL Lighting Manufacturing, Inc. (the "Note Shares"), in accordance with the terms of the Note. This conversion of such amount of the Note into Common Shares is being exercised in conjunction with a request for registration of such Note Shares pursuant to the Registration Rights Agreement, dated October 24, 1996, between CSL Lighting Manufacturing, Inc. and Deer Park Capital Mgt (the "Registration Rights Agreement") and pursuant to Section 3.2 of the Note instructs the Issuer to convert the portion of the Note specified above into Note Shares immediately prior to the filing of the Requested Registration (as defined in the Registration Rights Agreement). The undersigned directs that the Note Shares issuable and certificates therefor (to the extent that certificates evidencing Common Shares are then being issued by CSL Lighting Manufacturing, Inc.) deliverable upon the conversion, together with any check in payment for fractional Note Shares, be issued in the name of and delivered, if appropriate, to the undersigned unless a different name has been indicated below.

Dated:_____________________

                                                       _________________________
                                                                       Signature

Fill in for registration of Note Shares:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    Please print name and address
    (including zip code number)